EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Urban One, Inc.

Silver Spring, Maryland

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-223695) and Form S-8 (No. 333-222409) of Urban One, Inc. of our reports dated March 18, 2019, relating to the consolidated financial statements and financial statement schedule, and the effectiveness of Urban One, Inc.’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP

McLean, Virginia
March 18, 2019